                                                                Exhibit 99(j)(1)


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A (the "Registration Statement") of Holland Series Fund, Inc. of our report dated November 2, 2000, relating to the financial statements and financial highlights which appear in the September 30, 2000 Annual Report to Shareholders of Holland Balanced Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.




PricewaterhouseCoopers LLP
New York, New York
January 23, 2001